EXHIBIT 99.1

Vornado Announces Third Quarter 2019 Financial Results

October 28, 2019 04:30 PM Eastern Standard Time

NEW YORK.......VORNADO REALTY TRUST (NYSE: VNO) reported today:

Quarter Ended September 30, 2019 Financial Results
NET INCOME attributable to common shareholders for the quarter ended September 30, 2019 was $322,906,000, or $1.69 per diluted share, compared to $190,645,000, or $1.00 per diluted share, for the prior year's quarter. Adjusting net income attributable to common shareholders for the items that impact the comparability of period-to-period net income listed in the table on the following page, net income attributable to common shareholders, as adjusted (non-GAAP) for the quarters ended September 30, 2019 and 2018 was $52,624,000 and $64,806,000, or $0.28 and $0.34 per diluted share, respectively.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended September 30, 2019 was $279,509,000, or $1.46 per diluted share, compared to $189,987,000, or $0.99 per diluted share, for the prior year's quarter.  Adjusting FFO attributable to common shareholders plus assumed conversions for the items that impact the comparability of period-to-period FFO listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarters ended September 30, 2019 and 2018 was $170,966,000 and $184,280,000, or $0.89 and $0.96 per diluted share, respectively.
Nine Months Ended September 30, 2019 Financial Results
NET INCOME attributable to common shareholders for the nine months ended September 30, 2019 was $2.905 billion, or $15.20 per diluted share, compared to $284,338,000, or $1.49 per diluted share, for the nine months ended September 30, 2018. Adjusting net income attributable to common shareholders for the items that impact the comparability of period-to-period net income listed in the table on the following page, net income attributable to common shareholders, as adjusted (non-GAAP) for the nine months ended September 30, 2019 and 2018 was $120,372,000 and $189,307,000, or $0.63 and $0.99 per diluted share, respectively.
FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the nine months ended September 30, 2019 was $691,522,000, or $3.62 per diluted share, compared to $519,640,000, or $2.72 per diluted share, for the nine months ended September 30, 2018. Adjusting FFO attributable to common shareholders plus assumed conversions for the items that impact the comparability of period-to-period FFO listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the nine months ended September 30, 2019 and 2018 was $494,936,000 and $543,531,000, or $2.59 and $2.84 per diluted share, respectively.
The decreases in "net income attributable to common shareholders, as adjusted" and "FFO attributable to common shareholders plus assumed conversions, as adjusted" were partially due to (i) $8,986,000 (at share), or $0.04 per diluted share, from the non-cash write-off of straight-line rent receivables, (ii) $8,046,000, or $0.04 per diluted share, of non-cash expense for the time-based equity compensation granted in connection with the new leadership group announced in April 2019 and (iii) $11,055,000, or $0.05 per share, of non-cash expense for the accelerated vesting of previously issued OP Units and Vornado restricted stock due to the removal of the time-based vesting requirement for participants who have reached 65 years of age.

The following table reconciles our net income attributable to common shareholders to net income attributable to common shareholders, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to common shareholders	$322,906	$190,645	$2,904,589	$284,338
Per diluted share	$1.69	$1.00	$15.20	$1.49

Certain (income) expense items that impact net income attributable to common shareholders:
Net gains on sale of real estate (primarily our 25% interest in 330 Madison Avenue in 2019)	$(178,769)	$(3,350)	$(178,769)	$(27,786)
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units	(109,035)	—	(328,910)	—
Mark-to-market decrease in Pennsylvania Real Estate Investment Trust ("PREIT") common shares (accounted for as a marketable security from March 12, 2019)	4,875	—	19,211	—
Our share of (income) loss from real estate fund investments	(1,455)	748	22,207	(617)
Net gain on sale of our ownership interests in 666 Fifth Avenue Office Condominium	—	(134,032)	—	(134,032)
Mark-to-market decrease (increase) in Lexington Realty Trust ("Lexington") common shares (sold on March 1, 2019)	—	7,942	(16,068)	24,934
Previously capitalized internal leasing costs(1)	—	(1,444)	—	(3,883)
Net gain on transfer to Fifth Avenue and Times Square retail JV, net of $11,945 attributable to noncontrolling interests	—	—	(2,559,154)	—
Non-cash impairment losses and related write-offs, substantially 608 Fifth Avenue	—	—	108,592	—
Net gain from sale of Urban Edge Properties ("UE") common shares (sold on March 4, 2019)	—	—	(62,395)	—
Prepayment penalty in connection with redemption of $400 million 5.00% senior unsecured notes due January 2022	—	—	22,540	—
Our share of disputed additional New York City transfer taxes	—	—	—	23,503
Preferred share issuance costs	—	—	—	14,486
Other	(4,811)	(4,035)	(857)	2,061
	(289,195)	(134,171)	(2,973,603)	(101,334)
Noncontrolling interests' share of above adjustments	18,913	8,332	189,386	6,303
Total of certain (income) expense items that impact net income attributable to common shareholders	$(270,282)	$(125,839)	$(2,784,217)	$(95,031)

Net income attributable to common shareholders, as adjusted (non-GAAP)	$52,624	$64,806	$120,372	$189,307
Per diluted share (non-GAAP)	$0.28	$0.34	$0.63	$0.99
____________________________________________________________
See notes on the following page.

The following table reconciles our FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(2)	$279,509	$189,987	$691,522	$519,640
Per diluted share (non-GAAP)	$1.46	$0.99	$3.62	$2.72

Certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions:
After-tax net gain on sale of 220 CPS condominium units	$(109,035)	$—	$(328,910)	$—
Our share of (income) loss from real estate fund investments	(1,455)	748	22,207	(617)
Previously capitalized internal leasing costs(1)	—	(1,444)	—	(3,883)
Non-cash impairment loss and related write-offs on 608 Fifth Avenue	—	—	77,156	—
Prepayment penalty in connection with redemption of $400 million 5.00% senior unsecured notes due January 2022	—	—	22,540	—
Our share of disputed additional New York City transfer taxes	—	—	—	23,503
Preferred share issuance costs	—	—	—	14,486
Other	(5,229)	(5,389)	(2,931)	(7,854)
	(115,719)	(6,085)	(209,938)	25,635
Noncontrolling interests' share of above adjustments	7,176	378	13,352	(1,744)
Total of certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions, net	$(108,543)	$(5,707)	$(196,586)	$23,891

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$170,966	$184,280	$494,936	$543,531
Per diluted share (non-GAAP)	$0.89	$0.96	$2.59	$2.84
____________________________________________________________

(1)
"Net income, as adjusted" and "FFO, as adjusted" for the three and nine months ended September 30, 2018 have been reduced by $1,444 and $3,883, or $0.01 and $0.02 per diluted share, respectively for previously capitalized internal leasing costs to present 2018 “as adjusted” financial results on a comparable basis with the current year as a result of the January 1, 2019 adoption of a new GAAP accounting standard under which internal leasing costs can no longer be capitalized.

(2)
See page 10 for a reconciliation of our net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and nine months ended September 30, 2019 and 2018.

Dispositions:
220 CPS
During the three months ended September 30, 2019, we closed on the sale of 14 condominium units at 220 CPS for net proceeds aggregating $348,759,000 resulting in a financial statement net gain of $130,888,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $21,853,000 of income tax expense was recognized on our consolidated statements of income.
330 Madison Avenue
On July 11, 2019, we sold our 25% interest in 330 Madison Avenue to our joint venture partner. We received net proceeds of approximately $100,000,000 after deducting our share of the existing $500,000,000 mortgage loan resulting in a financial statement net gain of $159,292,000. The net gain is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income for the three and nine months ended September 30, 2019. The gain for tax purposes was approximately $139,000,000.
3040 M Street
On September 18, 2019, we completed the $49,750,000 sale of 3040 M Street, a 44,000 square foot retail building in Washington, DC, which resulted in a net gain of $19,477,000 which is included in “net gains on disposition of wholly owned and partially owned assets” on our consolidated statements of income for the three and nine months ended September 30, 2019. The gain for tax purposes was approximately $19,000,000.
Financings:
On July 25, 2019, a joint venture, in which we have a 50% interest, completed a $60,000,000 refinancing of 825 Seventh Avenue, a 165,000 square foot office building on the corner of 53rd Street and Seventh Avenue, of which $28,882,000 was outstanding as of September 30, 2019. The interest-only loan carries a rate of LIBOR plus 1.65% (3.78% as of September 30, 2019) and matures in 2022 with a one-year extension option. The loan replaces the previous $20,500,000 loan that bore interest at LIBOR plus 1.40% and was scheduled to mature in September 2019.

On September 5, 2019, a consolidated joint venture, in which we have a 50% interest, completed a $75,000,000 refinancing of 606 Broadway, a 35,000 square foot office and retail building on the northeast corner of Broadway and Houston Street in Manhattan, of which $67,500,000 was outstanding as of September 30, 2019. The interest-only loan carries a rate of LIBOR plus 1.80% (3.85% as of September 30, 2019) and matures in 2024. In connection therewith, the joint venture purchased an interest rate cap that caps LIBOR at a rate of 4.00%. The loan replaces the previous $65,000,000 construction loan. The construction loan bore interest at LIBOR plus 3.00% and was scheduled to mature in May 2021.
On September 27, 2019, we repaid the $575,000,000 mortgage loan on PENN2 with proceeds from our unsecured revolving credit facilities. The mortgage loan was scheduled to mature in December 2021, as fully extended. PENN2 is a 1,795,000 square foot office building located on the west side of 7th Avenue between 31st and 33rd Street currently under redevelopment.
Leasing:

•
197,000 square feet of New York Office space (171,000 square feet at share) at an initial rent of $80.44 per square foot and a weighted average lease term of 6.5 years. The GAAP and cash mark-to-market rent on the 108,000 square feet of second generation space were positive 28.5% and 22.7%, respectively. Tenant improvements and leasing commissions were $13.13 per square foot per annum, or 16.3% of initial rent.

•
26,000 square feet of New York Retail space (24,000 square feet at share) at an initial rent of $145.54 per square foot and a weighted average lease term of 5.4 years. The GAAP and cash mark-to-market rent on the 17,000 square feet of second generation space were positive 15.6% and 6.2%, respectively. Tenant improvements and leasing commissions were $8.31 per square foot per annum, or 5.7% of initial rent.

•
45,000 square feet at theMART at an initial rent of $48.54 per square foot and a weighted average lease term of 5.5 years. The GAAP and cash mark-to-market rent on the 43,000 square feet of second generation space were positive 14.9% and 6.7%, respectively. Tenant improvements and leasing commissions were $10.12 per square foot per annum, or 20.9% of initial rent.

•
50,000 square feet at 555 California Street (35,000 square feet at share) at an initial rent of $96.54 per square foot and a weighted average lease term of 8.5 years. The GAAP and cash mark-to-market rent on the 29,000 square feet of second generation space were positive 64.5% and 39.3%, respectively. Tenant improvements and leasing commissions were $9.94 per square foot per annum, or 10.3% of initial rent.

Same Store Net Operating Income ("NOI") At Share:
The percentage increase (decrease) in same store NOI at share and same store NOI at share - cash basis of our New York segment, theMART and 555 California Street are summarized below.

	Total	New York(2)	theMART	555 California Street
Same store NOI at share % increase (decrease)(1):
Three months ended September 30, 2019 compared to September 30, 2018	0.9%	0.5%	(2.8)%	13.9%
Nine months ended September 30, 2019 compared to September 30, 2018	0.6%	(0.2)%	2.2%	11.9%
Three months ended September 30, 2019 compared to June 30, 2019	(0.8)%	1.9%	(21.2)%	(1.1)%

Same store NOI at share - cash basis % increase (decrease)(1):
Three months ended September 30, 2019 compared to September 30, 2018	1.0%	0.3%	(1.0)%	17.7%
Nine months ended September 30, 2019 compared to September 30, 2018	2.7%	1.6%	5.5%	15.7%
Three months ended September 30, 2019 compared to June 30, 2019	(2.7)%	(0.4)%	(19.3)%	(2.2)%
____________________

(1)	See pages 12 through 17 for same store NOI at share and same store NOI at share - cash basis reconciliations.
		Increase
(2)	Excluding Hotel Pennsylvania, same store NOI at share % increase:
	Three months ended September 30, 2019 compared to September 30, 2018	1.2%
	Nine months ended September 30, 2019 compared to September 30, 2018	0.4%
	Three months ended September 30, 2019 compared to June 30, 2019	2.4%

	Excluding Hotel Pennsylvania, same store NOI at share - cash basis % increase:
	Three months ended September 30, 2019 compared to September 30, 2018	1.0%
	Nine months ended September 30, 2019 compared to September 30, 2018	2.4%
	Three months ended September 30, 2019 compared to June 30, 2019	0.1%

NOI At Share:

The elements of our New York and Other NOI at share for the three and nine months ended September 30, 2019 and 2018 and the three months ended June 30, 2019 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Nine Months Ended September 30,
	September 30,		June 30, 2019
	2019	2018		2019	2018
New York:
Office(1)	$177,469	$184,146	$179,592	$540,601	$556,169
Retail(1)	68,159	92,858	57,063	213,489	267,876
Residential	5,575	5,202	5,908	17,528	17,681
Alexander's Inc. ("Alexander's")	11,269	10,626	11,108	33,699	34,110
Hotel Pennsylvania	3,012	4,496	4,031	1,227	5,955
Total New York	265,484	297,328	257,702	806,544	881,791

Other:
theMART	24,862	25,257	30,974	79,359	79,948
555 California Street	15,265	13,515	15,358	45,124	40,686
Other investments	1,919	13,524	4,875	23,184	50,664
Total Other	42,046	52,296	51,207	147,667	171,298

NOI at share	$307,530	$349,624	$308,909	$954,211	$1,053,089
____________________

(1)	Reflects the transfer of 45.4% of common equity in the properties contributed to the Fifth Avenue and Times Square JV on April 18, 2019.
NOI At Share - Cash Basis:

The elements of our New York and Other NOI at share - cash basis for the three and nine months ended September 30, 2019 and 2018 and the three months ended June 30, 2019 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Nine Months Ended September 30,
	September 30,		June 30, 2019
	2019	2018		2019	2018
New York:
Office(1)	$174,796	$181,575	$178,806	$537,972	$540,484
Retail(1)	65,636	84,976	66,726	213,298	243,704
Residential	5,057	5,358	5,303	16,131	16,420
Alexander's	11,471	11,774	11,322	34,320	35,911
Hotel Pennsylvania	2,964	4,520	3,982	1,082	6,111
Total New York	259,924	288,203	266,139	802,803	842,630

Other:
theMART	26,588	26,234	31,984	83,484	81,312
555 California Street	15,325	13,070	15,595	45,665	39,704
Other investments	1,656	13,374	4,939	22,789	50,271
Total Other	43,569	52,678	52,518	151,938	171,287

NOI at share - cash basis	$303,493	$340,881	$318,657	$954,741	$1,013,917
____________________

(1)	Reflects the transfer of 45.4% of common equity in the properties contributed to the Fifth Avenue and Times Square JV on April 18, 2019.

Penn District - Active Development/Redevelopment Summary as of September 30, 2019

(Amounts in thousands, except square feet)
		Property Rentable Sq. Ft.							Projected Incremental Cash Yield
Active Penn District Projects	Segment		Budget(1)		Amount Expended	Remainder to be Expended		Stabilization Year
Farley (95% interest)	New York	845,000	1,030,000	(2)	528,080	501,920		2022	7.4%
PENN2 - as expanded	New York	1,795,000	750,000		34,372	715,628		2024	8.4%
PENN1(3)	New York	2,544,000	325,000		57,355	267,645		N/A	13.5%(3)(4)
Districtwide Improvements	New York	N/A	100,000		5,372	94,628		N/A	N/A
Total Active Penn District Projects			2,205,000		625,179	1,579,821	(5)		8.3%
__________________________

(1)	Excluding debt and equity carry.

(2)	Net of anticipated historic tax credits.

(3)
Property is ground leased through 2098, as fully extended. Fair market value resets occur in 2023, 2048 and 2073. The 13.5% projected return is before the ground rent reset in 2023, which may be material.

(4)	Achieved as existing leases roll; average remaining lease term 5.0 years.

(5)	Expected to be funded from our balance sheet, principally from 220 CPS net sales proceeds.

There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.

Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, October 29, 2019 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-771-4371 (domestic) or 847-585-4405 (international) and indicating to the operator the passcode 49056911. A telephonic replay of the conference call will be available from 1:30 p.m. ET on October 29, 2019 through November 28, 2019. To access the replay, please dial 888-843-7419 and enter the passcode 49056911#. A live webcast of the conference call will be available on the Company’s website at www.vno.com and an online playback of the webcast will be available on the website following the conference call.
Supplemental Financial Information
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2018. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except unit, share, and per share amounts)	As of
	September 30, 2019	December 31, 2018
ASSETS
Real estate, at cost:
Land	$2,602,039	$3,306,280
Buildings and improvements	7,888,950	10,110,992
Development costs and construction in progress	1,805,846	2,266,491
Moynihan Train Hall development expenditures	791,703	445,693
Leasehold improvements and equipment	121,164	108,427
Total	13,209,702	16,237,883
Less accumulated depreciation and amortization	(2,945,107)	(3,180,175)
Real estate, net	10,264,595	13,057,708
Right-of-use assets	370,604	—
Cash and cash equivalents	1,132,491	570,916
Restricted cash	113,065	145,989
Marketable securities	35,751	152,198
Tenant and other receivables	99,499	73,322
Investments in partially owned entities	4,023,820	858,113
Real estate fund investments	306,596	318,758
220 Central Park South condominium units ready for sale	288,135	99,627
Receivable arising from the straight-lining of rents	743,646	935,131
Deferred leasing costs, net of accumulated amortization of $191,299 and $207,529	360,608	400,313
Identified intangible assets, net of accumulated amortization of $99,623 and $172,114	30,773	136,781
Other assets	446,516	431,938
	$18,216,099	$17,180,794
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgages payable, net	$5,640,895	$8,167,798
Senior unsecured notes, net	445,668	844,002
Unsecured term loan, net	745,585	744,821
Unsecured revolving credit facilities	655,000	80,000
Lease liabilities	490,978	—
Moynihan Train Hall obligation	791,703	445,693
Accounts payable and accrued expenses	453,331	430,976
Deferred revenue	62,583	167,730
Deferred compensation plan	99,677	96,523
Other liabilities	266,090	311,806
Total liabilities	9,651,510	11,289,349
Commitments and contingencies
Redeemable noncontrolling interests:
Class A units - 13,346,927 and 12,544,477 units outstanding	849,798	778,134
Series D cumulative redeemable preferred units - 141,401 and 177,101 units outstanding	4,535	5,428
Total redeemable noncontrolling interests	854,333	783,562
Shareholders' equity:
Preferred shares of beneficial interest: no par value per share; authorized 110,000,000 shares; issued and outstanding 36,797,280 and 36,798,580 shares	891,256	891,294
Common shares of beneficial interest: $0.04 par value per share; authorized 250,000,000 shares; issued and outstanding 190,850,321 and 190,535,499 shares	7,613	7,600
Additional capital	7,872,597	7,725,857
Earnings less than distributions	(1,649,035)	(4,167,184)
Accumulated other comprehensive (loss) income	(47,359)	7,664
Total shareholders' equity	7,075,072	4,465,231
Noncontrolling interests in consolidated subsidiaries	635,184	642,652
Total equity	7,710,256	5,107,883
	$18,216,099	$17,180,794

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$465,961	$542,048	$1,463,732	$1,620,303

Income from continuing operations	$363,857	$219,101	$3,173,671	$324,401
(Loss) income from discontinued operations	(8)	61	(85)	381
Net income	363,849	219,162	3,173,586	324,782
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	(5,774)	(3,312)	(34,045)	31,137
Operating Partnership	(22,637)	(12,671)	(197,354)	(18,992)
Net income attributable to Vornado	335,438	203,179	2,942,187	336,927
Preferred share dividends	(12,532)	(12,534)	(37,598)	(38,103)
Preferred share issuance costs	—	—	—	(14,486)
NET INCOME attributable to common shareholders	$322,906	$190,645	$2,904,589	$284,338

INCOME PER COMMON SHARE – BASIC:
Net income per common share	$1.69	$1.00	$15.22	$1.50
Weighted average shares outstanding	190,814	190,245	190,762	190,176

INCOME PER COMMON SHARE – DILUTED:
Net income per common share	$1.69	$1.00	$15.20	$1.49
Weighted average shares outstanding	191,024	191,327	191,027	191,292

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$279,509	$189,987	$691,522	$519,640
Per diluted share (non-GAAP)	$1.46	$0.99	$3.62	$2.72

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$170,966	$184,280	$494,936	$543,531
Per diluted share (non-GAAP)	$0.89	$0.96	$2.59	$2.84

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	191,024	191,327	191,024	191,186

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS

The following table reconciles net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of our net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:
Net income attributable to common shareholders	$322,906	$190,645	$2,904,589	$284,338
Per diluted share	$1.69	$1.00	$15.20	$1.49

FFO adjustments:
Depreciation and amortization of real property	$89,479	$105,015	$303,415	$309,024
Net gains on sale of real estate	(178,769)	(133,961)	(178,769)	(158,138)
Real estate impairment losses	—	—	31,436	—
Net gain on transfer to Fifth Avenue and Times Square JV, net of $11,945 attributable to noncontrolling interests	—	—	(2,559,154)	—
Net gain from sale of UE common shares (sold on March 4, 2019)	—	—	(62,395)	—
Decrease (increase) in fair value of marketable securities:
PREIT	4,875	—	19,211	—
Lexington (sold on March 1, 2019)	—	7,942	(16,068)	24,934
Other	(7)	(243)	(48)	(133)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	37,696	23,688	97,317	77,282
Net gains on sale of real estate	—	(3,421)	—	(3,998)
Decrease in fair value of marketable securities	291	267	1,988	1,801
	(46,435)	(713)	(2,363,067)	250,772
Noncontrolling interests' share of above adjustments	3,024	40	149,957	(15,517)
FFO adjustments, net	$(43,411)	$(673)	$(2,213,110)	$235,255

FFO attributable to common shareholders	$279,495	$189,972	$691,479	$519,593
Convertible preferred share dividends	14	15	43	47
FFO attributable to common shareholders plus assumed conversions	$279,509	$189,987	$691,522	$519,640
Per diluted share	$1.46	$0.99	$3.62	$2.72

Reconciliation of Weighted Average Shares
Weighted average common shares outstanding	190,814	190,245	190,762	190,176
Effect of dilutive securities:
Employee stock options and restricted share awards	176	1,045	227	972
Convertible preferred shares	34	37	35	38
Denominator for FFO per diluted share	191,024	191,327	191,024	191,186

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciable real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. A reconciliation of our net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions is provided above. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 3 of this press release.
In accordance with the NAREIT December 2018 restated definition of FFO, we have elected to exclude the mark-to-market adjustments of marketable equity securities from the calculation of FFO. FFO for the three months ended September 30, 2018 has been adjusted to exclude the $7,966,000, or $0.04 per share, decrease in fair value of marketable equity securities previously reported. FFO for the nine months ended September 30, 2018 has been adjusted to exclude the $26,602,000, or $0.13 per share, decrease in fair value of marketable equity securities previously reported.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below is a reconciliation of net income to NOI at share and NOI at share - cash basis for the three and nine months ended September 30, 2019 and 2018 and the three months ended June 30, 2019.

	For the Three Months Ended			For the Nine Months Ended September 30,
(Amounts in thousands)	September 30,		June 30, 2019
	2019	2018		2019	2018
Net income	$363,849	$219,162	$2,596,693	$3,173,586	$324,782
Depreciation and amortization expense	96,437	113,169	113,035	326,181	333,701
General and administrative expense	33,237	31,977	38,872	130,129	108,937
Transaction related costs, impairment losses and other	1,576	2,510	101,590	103,315	16,683
Income from partially owned entities	(25,946)	(7,206)	(22,873)	(56,139)	(6,059)
(Income) loss from real estate fund investments	(2,190)	190	15,803	13,780	37,973
Interest and other investment income, net	(3,045)	(2,893)	(7,840)	(15,930)	(9,401)
Interest and debt expense	61,448	88,951	63,029	226,940	264,774
Net gain on transfer to Fifth Avenue and Times Square JV	—	—	(2,571,099)	(2,571,099)	—
Net gains on disposition of wholly owned and partially owned assets	(309,657)	(141,269)	(111,713)	(641,664)	(164,828)
Income tax expense	23,885	1,943	26,914	80,542	4,964
Loss (income) from discontinued operations	8	(61)	(60)	85	(381)
NOI from partially owned entities	86,024	60,094	82,974	236,400	193,359
NOI attributable to noncontrolling interests in consolidated subsidiaries	(18,096)	(16,943)	(16,416)	(51,915)	(51,415)
NOI at share	307,530	349,624	308,909	954,211	1,053,089
Non cash adjustments for straight-line rents, amortization of acquired below-market leases, net and other	(4,037)	(8,743)	9,748	530	(39,172)
NOI at share - cash basis	$303,493	$340,881	$318,657	$954,741	$1,013,917

NOI represents total revenues less operating expenses. We consider NOI to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI should not be considered a substitute for net income. NOI may not be comparable to similarly titled measures employed by other companies.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended September 30, 2019 compared to September 30, 2018.

(Amounts in thousands)	Total	New York		theMART	555 California Street	Other
NOI at share for the three months ended September 30, 2019	$307,530	$265,484		$24,862	$15,265	$1,919
Less NOI at share from:
Acquisitions	(5)	(5)		—	—	—
Dispositions	(650)	(650)		—	—	—
Development properties	(14,704)	(14,704)		—	—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	(627)	(107)		(520)	—	—
Other non-same store (income) expense, net	(10,222)	(8,410)		(12)	119	(1,919)
Same store NOI at share for the three months ended September 30, 2019	$281,322	$241,608		$24,330	$15,384	$—

NOI at share for the three months ended September 30, 2018	$349,624	$297,328		$25,257	$13,515	$13,524
Less NOI at share from:
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(28,972)	(28,972)		—	—	—
Dispositions	(3,317)	(3,317)		—	—	—
Development properties	(23,256)	(23,242)		—	(14)	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	1,578	1,797		(219)	—	—
Other non-same store (income) expense, net	(16,767)	(3,248)		5	—	(13,524)
Same store NOI at share for the three months ended September 30, 2018	$278,890	$240,346		$25,043	$13,501	$—

Increase (decrease) in same store NOI at share for the three months ended September 30, 2019 compared to September 30, 2018	$2,432	$1,262		$(713)	$1,883	$—

% increase (decrease) in same store NOI at share	0.9%	0.5%	(1)	(2.8)%	13.9%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI increased by 1.2%.
Same store NOI at share represents NOI at share from property operations which are owned by us and in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is NOI at share from operations before straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments which are owned by us and in service in both the current and prior year reporting periods. We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered as an alternative to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended September 30, 2019 compared to September 30, 2018.

(Amounts in thousands)	Total	New York		theMART	555 California Street	Other
NOI at share - cash basis for the three months ended September 30, 2019	$303,493	$259,924		$26,588	$15,325	$1,656
Less NOI at share - cash basis from:
Acquisitions	(5)	(5)		—	—	—
Dispositions	(690)	(690)		—	—	—
Development properties	(20,306)	(20,306)		—	—	—
Lease termination income	(1,016)	(157)		(859)	—	—
Other non-same store (income) expense, net	(11,280)	(9,658)		(12)	46	(1,656)
Same store NOI at share - cash basis for the three months ended September 30, 2019	$270,196	$229,108		$25,717	$15,371	$—

NOI at share - cash basis for the three months ended September 30, 2018	$340,881	$288,203		$26,234	$13,070	$13,374
Less NOI at share - cash basis from:
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(27,452)	(27,452)		—	—	—
Dispositions	(3,370)	(3,370)		—	—	—
Development properties	(25,061)	(25,047)		—	(14)	—
Lease termination income	(268)	(8)		(260)	—	—
Other non-same store (income) expense, net	(17,319)	(3,950)		5	—	(13,374)
Same store NOI at share - cash basis for the three months ended September 30, 2018	$267,411	$228,376		$25,979	$13,056	$—

Increase (decrease) in same store NOI at share - cash basis for the three months ended September 30, 2019 compared to September 30, 2018	$2,785	$732		$(262)	$2,315	$—

% increase (decrease) in same store NOI at share - cash basis	1.0%	0.3%	(1)	(1.0)%	17.7%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share - cash basis increased by 1.0%.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended September 30, 2019 compared to June 30, 2019.

(Amounts in thousands)	Total	New York		theMART	555 California Street	Other
NOI at share for the three months ended September 30, 2019	$307,530	$265,484		$24,862	$15,265	$1,919
Less NOI at share from:
Acquisitions	(5)	(5)		—	—	—
Dispositions	(650)	(650)		—	—	—
Development properties	(14,704)	(14,704)		—	—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	(627)	(107)		(520)	—	—
Other non-same store (income) expense, net	(10,220)	(8,408)		(12)	119	(1,919)
Same store NOI at share for the three months ended September 30, 2019	$281,324	$241,610		$24,330	$15,384	$—

NOI at share for the three months ended June 30, 2019	$308,909	$257,702		$30,974	$15,358	$4,875
Less NOI at share from:
Acquisitions	(5)	(5)		—	—	—
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(5,479)	(5,479)		—	—	—
Dispositions	(3,401)	(3,401)		—	—	—
Development properties	(19,698)	(19,698)		—	—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	2,933	2,933		—	—	—
Other non-same store expense (income), net	214	4,983		(98)	204	(4,875)
Same store NOI at share for the three months ended June 30, 2019	$283,473	$237,035		$30,876	$15,562	$—

(Decrease) increase in same store NOI at share for the three months ended September 30, 2019 compared to June 30, 2019	$(2,149)	$4,575		$(6,546)	$(178)	$—

% (decrease) increase in same store NOI at share	(0.8)%	1.9%	(1)	(21.2)%	(1.1)%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share increased by 2.4%.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended September 30, 2019 compared to June 30, 2019.

(Amounts in thousands)	Total	New York		theMART	555 California Street	Other
NOI at share - cash basis for the three months ended September 30, 2019	$303,493	$259,924		$26,588	$15,325	$1,656
Less NOI at share - cash basis from:
Acquisitions	(5)	(5)		—	—	—
Dispositions	(690)	(690)		—	—	—
Development properties	(20,306)	(20,306)		—	—	—
Lease termination income	(1,016)	(157)		(859)	—	—
Other non-same store (income) expense, net	(11,280)	(9,658)		(12)	46	(1,656)
Same store NOI at share - cash basis for the three months ended September 30, 2019	$270,196	$229,108		$25,717	$15,371	$—

NOI at share - cash basis for the three months ended June 30, 2019	$318,657	$266,139		$31,984	$15,595	$4,939
Less NOI at share - cash basis from:
Acquisitions	(5)	(5)		—	—	—
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(5,183)	(5,183)		—	—	—
Dispositions	(3,600)	(3,600)		—	—	—
Development properties	(22,438)	(22,438)		—	—	—
Lease termination income	(247)	(247)		—	—	—
Other non-same store (income) expense, net	(9,613)	(4,705)		(98)	129	(4,939)
Same store NOI at share - cash basis for the three months ended June 30, 2019	$277,571	$229,961		$31,886	$15,724	$—

Decrease in same store NOI at share - cash basis for the three months ended September 30, 2019 compared to June 30, 2019	$(7,375)	$(853)		$(6,169)	$(353)	$—

% decrease in same store NOI at share - cash basis	(2.7)%	(0.4)%	(1)	(19.3)%	(2.2)%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share - cash basis increased by 0.1%.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the nine months ended September 30, 2019 compared to September 30, 2018.

(Amounts in thousands)	Total	New York		theMART	555 California Street	Other
NOI at share for the nine months ended September 30, 2019	$954,211	$806,544		$79,359	$45,124	$23,184
Less NOI at share from:
Acquisitions	(225)	(225)		—	—	—
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(5,479)	(5,479)		—	—	—
Dispositions	(7,277)	(7,277)		—	—	—
Development properties	(37,806)	(37,806)		—	—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	4,362	4,882		(520)	—	—
Other non-same store (income) expense, net	(28,711)	(3,983)		(1,943)	399	(23,184)
Same store NOI at share for the nine months ended September 30, 2019	$879,075	$756,656		$76,896	$45,523	$—

NOI at share for the nine months ended September 30, 2018	$1,053,089	$881,791		$79,948	$40,686	$50,664
Less NOI at share from:
Acquisitions	(124)	(124)		—	—	—
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(55,337)	(55,337)		—	—	—
Dispositions	(10,288)	(10,288)		—	—	—
Development properties	(53,394)	(53,380)		—	(14)	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	2,394	2,655		(261)	—	—
Other non-same store income, net	(62,284)	(7,188)		(4,432)	—	(50,664)
Same store NOI at share for the nine months ended September 30, 2018	$874,056	$758,129		$75,255	$40,672	$—

Increase (decrease) in same store NOI at share for the nine months ended September 30, 2019 compared to September 30, 2018	$5,019	$(1,473)		$1,641	$4,851	$—

% increase (decrease) in same store NOI at share	0.6%	(0.2)%	(1)	2.2%	11.9%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share increased by 0.4%.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the nine months ended September 30, 2019 compared to September 30, 2018.

(Amounts in thousands)	Total	New York		theMART	555 California Street	Other
NOI at share - cash basis for the nine months ended September 30, 2019	$954,741	$802,803		$83,484	$45,665	$22,789
Less NOI at share - cash basis from:
Acquisitions	(226)	(226)		—	—	—
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(5,183)	(5,183)		—	—	—
Dispositions	(7,716)	(7,716)		—	—	—
Development properties	(47,597)	(47,597)		—	—	—
Lease termination income	(2,943)	(2,084)		(859)	—	—
Other non-same store (income) expense, net	(39,399)	(14,919)		(1,942)	251	(22,789)
Same store NOI at share - cash basis for the nine months ended September 30, 2019	$851,677	$725,078		$80,683	$45,916	$—

NOI at share - cash basis for the nine months ended September 30, 2018	$1,013,917	$842,630		$81,312	$39,704	$50,271
Less NOI at share - cash basis from:
Acquisitions	(124)	(124)		—	—	—
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(52,184)	(52,184)		—	—	—
Dispositions	(9,933)	(9,933)		—	—	—
Development properties	(57,495)	(57,481)		—	(14)	—
Lease termination income	(1,491)	(1,069)		(422)	—	—
Other non-same store income, net	(63,227)	(8,524)		(4,432)	—	(50,271)
Same store NOI at share - cash basis for the nine months ended September 30, 2018	$829,463	$713,315		$76,458	$39,690	$—

Increase in same store NOI at share - cash basis for the nine months ended September 30, 2019 compared to September 30, 2018	$22,214	$11,763		$4,225	$6,226	$—

% increase in same store NOI at share - cash basis	2.7%	1.6%	(1)	5.5%	15.7%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share - cash basis increased by 2.4%.

CONTACT:
JOSEPH MACNOW
(212) 894-7000